Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                                May 8, 2009
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended April 4, 2009 and March 29, 2008, in thousands of dollars except per share amounts.

                                                       Three Months Ended
                                                      April 4,    March 29,
                                                         2009        2008

Net sales                                            $  917,568  $  993,668

Net earnings attributable to Seaboard                $   15,973  $   70,027

Net earnings per common share                        $    12.89  $    56.28

Average number of shares outstanding                  1,239,207   1,244,205


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investors/Annual.aspx.

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